LABORATORY CORPORATION OF AMERICA HOLDINGS


               THIS WARRANT CERTIFICATE IS ISSUED UNDER AND IN ACCORDANCE WITH A WARRANT AGREEMENT, DATED AS OF APRIL 10, 1995, BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT", AND IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT. THE WARRANT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE IN AND MADE A PART OF THIS INSTRUMENT AND IS HEREBY REFERRED TO FOR A DESCRIPTION OF THE RIGHTS, LIMITATIONS OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES THEREUNDER OF THE WARRANT AGENT, THE COMPANY AND THE HOLDERS. A COPY OF THE WARRANT AGREEMENT MAY BE INSPECTED AT THE WARRANT AGENT OFFICE AND WILL BE PROVIDED BY FIRST-CLASS MAIL, WITHOUT CHARGE, TO ANY REGISTERED HOLDER UPON WRITTEN REQUEST ADDRESSED TO THE WARRANT AGENT AT THE WARRANT AGENT OFFICE. ALL TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

               Warrants may be exercised to purchase Warrant Shares from the Company on, but prior to the Close of Business on, the Expiration Date, at the Exercise Practice set forth on the face hereof, subject to adjustment as described in the Warrant Agreement, but only if the Company shall not have elected to redeem the Warrants as described below. The registered Holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering to the Warrant Agent this Warrant Certificate, with the form of election to exercise set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, to the Warrant Agent at the Warrant Agent Office. Although such surrender and payment will be accepted during the 45-day period preceding the Expiration Date, Warrants will not be deemed to have been exercised until the Expiration Date.

               No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of this Warrant.

               Upon notice to the Warrant Agent not earlier than 90 days nor later than 60 days prior to the Expiration Date, the Company may at its sole option elect to redeem all but not less than all Warrants on the Expiration Date by payment of an amount in cash in respect of each Warrant equal to the Redemption Amount (as defined in the Warrant Agreement). If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

               Warrants shall expire at and become null and void and have no value and no Person shall have any rights with respect thereto as of the Close of Business on the Expiration Date, provided, however, that, notwithstanding such expiration, Holders who have properly exercised Warrants in accordance herewith and with the Warrant Agreement prior to such Close of Business shall be entitled to receive Warrant Shares with respect to such Holders' Warrants unless the Company shall have elected to redeem the Warrants as described below, in which case each Holder shall be entitled to receive the Redemption Amount.

               No certificates or script representing fractional Warrant Shares shall be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date, if the Company shall not have elected to redeem the Warrants, the Company shall pay to each Holder otherwise entitled to receive fractional Warrant Shares, if any, a cash amount in lieu of such fractional Warrant Shares which shall be equal to the proceeds from the sale of such Holder's fractional Warrant Shares as provided in the Warrant Agreement, without interest thereon and after deduction of all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Warrant Agent, incurred in connection with such sale of the fractional Warrant Shares.

               Warrant Certificates, when surrendered at the Warrant Agent office in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

               A new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Warrant Shares shall be issued to a transferee designated by a Holder upon surrender of a Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or (iii) a member of national securities exchange, and funds sufficient to pay any transfer taxes payable on such transfer.

               Notwithstanding the foregoing, the Warrant Agent shall not be required to register the transfer or exchange of any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date, provided that if, in the notice provided by the Company pursuant to Section 2.5 of the Warrant Agreement, the Company shall not have elected to redeem the Warrants, then the Warrant Agent shall permit transfers or exchanges of Warrant Certificates from and after the mailing of the notice to Holders referred to in Section 2.5 of the Warrant Agreement but shall not be required to register the transfer or exchange of any Warrant Certificate from and after the 15th day preceding the Expiration date.

               The Company and its subsidiaries shall have the option, in their sole discretion, at any time or from time to time, to purchase Warrants
(i) in the public market, (ii) by tender or exchange offer available to all Holders at any price or (iii) in private transactions at a price not more than ten percent (10%) over the Market Price of the Warrants as of the closing date of each such transaction. Warrants acquired by the Company or its subsidiaries shall be canceled and shall not be available for reissuance or resale.

               The Company and the Warrant Agent may deem and treat the registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                       FORM OF ELECTION TO EXERCISE
      (To Be Executed by Registered Holder Upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right
represented by this Warrant Certificate to receive     shares of Common Stock
and herewith tenders payment for such shares to the order of Laboratory Corporation of America Holdings in care of American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY. 10005, in the amount of
$          in lawful money of the United States of America by certified or official bank check or by wire transfer in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of____________________________________________________________________
whose address is ______________________________________________________________
and whose Social Security or Taxpayer identification Number is ________________ and that such shares be delivered to __________________________________________
whose address is ______________________________________________________________


Date:____________________, 20__     Signature:_________________________________
                                    Note:  The above signature must
                                    correspond with the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement of any change whatsoever.

                            Signature Guaranteed:_____________________________